Exhibit 99.1

CONTACT:

VIVUS, Inc.	Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS TO PRESENT AT THE NOBLE FINANCIAL CONFERENCE

Mountain View, Calif, August 15, 2007– VIVUS, Inc (NASDAQ: VVUS) a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that Dr. Wesley Day, vice president of clinical development, will present at the Noble Financial Two Double-0-Seven Conference.

The presentation will take place at the Charleston Place Hotel in Charleston, South Carolina on Monday, August 20, 2007 at 2:30 p.m. ET.  A live webcast and 30-day archive of the presentation will be available at http://www.vivus.com or www.two-007.net.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products. The current portfolio includes investigational products addressing obesity and sexual health. VIVUS has three products that are positioned to enter Phase 3 clinical trials. The pipeline includes: Qnexa™, for which a phase 2 study has been completed for the treatment of obesity; Testosterone MDTS®, for which a phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); and avanafil, for which a phase 2 study has been completed for the treatment of erectile dysfunction (ED). MUSE® is approved and currently on the market for the treatment of ED. For more information on clinical trials and products, please visit the company’s web site at http://www.vivus.com.

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